UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 March 13, 2009

Date of Report (Date of Earliest Event Reported)

ZBB ENERGY CORPORATION

(Exact name of small business issuer as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-33540 (Commission File Number)	39-1987014 (IRS Employer Identification No.)

N93 W14475 Whittaker Way, Menomonee Falls, WI  53051
(Address of principal executive offices)

(262) 253-9800
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2009 the Board of Directors of ZBB Energy Corporation (NYSE-Alternext:ZBB) appointed Mr. Scott W. Scampini as Executive Vice-President, in addition to his current role as Chief Financial Officer.

The increasing demand on ZBB Energy Corporation’s products and resources from commercial activities has increased the role that Mr. Scampini will provide to the operations.  This will allow for an increase in focus by Mr. Robert J. Parry, Chief Executive Officer, on new business development and expansion efforts, particularly government sponsored spending stimulus packages and tax credit initiatives recently enacted or pending final federal and state legislation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB ENERGY CORPORATION

Date: March 13, 2009	By:	/s/ Robert J. Parry
Name: Robert J. Parry
Title: Chief Executive Officer